Exhibit 16.1          Letter from Anton & Chia, LLP, pursuant to Item 304 of Regulation S-K

Anton & Chia, LLP
3501 Jamboree Road,   Suite 540
Newport Beach, CA 92660

December 6, 2017

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies and Gentlemen:

We have read the disclosures on the Form 8-K of Powin Energy Corporation dated December 6, 2017 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

 Very truly yours,
/s/ Anton & Chia, LLP